Exhibit 10.8
Loan & Investment Agreement with M.J.F.

                                LAVERY, DE BILLY
                               GENERAL PARTNERSHIP
                            BARRISTERS AND SOLICITORS


                                                      Montreal, October 18, 2002

BY FAX: (514) 282-0711
----------------------


GSI Technologies USA Inc.
400 St-Jacques, Suite 500
Montreal, Quebec  H2Y 1S1

Attention:  Rene Arbic, President
---------------------------------

Re:  GSI  Technologies  USA  Inc.
     Our  file:  997199.001

Dear  Sirs:

GSI Technologies USA Inc. ("GSI") is a US public company. On October 16, 2002, two agreements were entered into between GSI and La Ferme M.J. Fillion Inc. ("MJF"), pursuant to which MJF subscribed the following securities of GSI:


1. Convertible debenture in the amount of Cdn $443,465; the debenture is convertible into common shares of GSI, at MJF's request, after 12 months; and

2.   Common shares of GSI, at US $0.05 per share, for an amount of Cdn $156,535.


The total subscription by MJF is for an aggregate of Cdn $600,000.

Since MJF is a corporation having its head office in Quebec, this investment constitute a distribution pursuant to the Securities Act (Quebec) (the "QSA"). A prospectus exemption and a registration exemption are available pursuant to sections 51 and 155.1 of the QSA, as long as GSI files a notice with the Commission des valeurs mobilieres du Quebec within ten days of the distribution, pursuant to sections 46 and 51 of the QSA and section 102 of the Regulation Respecting Securities (Quebec).

The  securities  subscribed  by MJF will be subject to a hold period pursuant to section  58  of  the  QSA.

The distribution may also be subject to US legislation and regulation.

Yours truly,

LAVERY, de BILLY

By: /s/ Rene Branchau
------------------------
Rene Branchaud


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